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                                                                    EXHIBIT 99.2

     Banc One Credit Card Master Trust
     Trust Allocation Report

     Distribution Date of:                                            15-May-01
     Determined as of:                                                09-May-01
     For Monthly Period Ending:                                       30-Apr-01
     Days in Interest Period (30/360)                                        30
     Days in Interest Period (Act/360)                                       29

     Ending Pool Balance
     -------------------
     Principal                                                 3,556,710,510.44
     Finance Charge                                              126,987,706.23
                                                               ----------------
     Total                                                     3,683,698,216.67

     Seller's Interest Test
     ----------------------
     Ending Portfolio Principal Balance                        3,556,710,510.44
     Trust EFA                                                             0.00
                                                                           ----
     Receivables + EFA                                         3,556,710,510.44

     Trust Invested Amount                                     3,100,000,000.00
     Trust PFA                                                             0.00
                                                                           ----
     Trust Adjusted Invested Amount                            3,100,000,000.00

     Seller's Participation Amount (with EFA)                    456,710,510.44
     Seller's Participation Amount (w/o EFA)                     456,710,510.44
     Seller's Interest Percentage                                        12.84%

     Required Seller's Interest Percentage                                5.00%
     Required Seller's Interest                                  177,835,525.52

     Required Principal Balance Test
     -------------------------------
     Ending Portfolio Principal Balance                        3,556,710,510.44
     Required Principal Balance                                3,100,000,000.00
                                                               ----------------
     Net Excess/Deficit                                          456,710,510.44

     EFA
     ---
     Beginning Excess Funding Account Balance                              0.00
     Required Excess Funding Account Deposit                               0.00
     Excess Funding Account Withdrawal                                     0.00

     Shared Principal Collections
     ----------------------------
     Series 1996-A                                                59,902,062.40
     Series 1997-1                                               203,667,012.03
     Series 1997-2                                               107,823,712.25

     Delinquent Accounts
     -------------------
     30 - 59 days                            1.83%                67,513,112.43
     60 - 89 days                            1.25%                46,178,092.08
     90 days +                               2.52%                92,957,870.54
     Total 30 days +                         5.61%               206,649,075.05

     Miscellaneous
     -------------
     Gross Credit Losses                     8.27%                24,922,929.38
     Net Credit Losses                       7.91%                23,834,817.96
     Discount Option Receivables                                           0.00
     Discount Percentage                                                  0.00%
     Finance Charges Billed                                       47,316,629.56
     Fees Billed                                                   7,820,768.66
     Interchange                                                   7,958,944.63
     Interest Earned on Collection Account                           995,474.53